UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2026

ATERIAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38937	86-1739858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Springfield Avenue, Suite #200 Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

(347) 676-1681
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATER	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Changes in Control of Registrant.

As previously disclosed, Aterian, Inc. (the “Company”) and David E. Lazar entered into a Securities Purchase Agreement on April 27, 2026 (the “Purchase Agreement”), pursuant to which Mr. Lazar purchased from the Company 1,750,000 shares of Series AA Convertible Non-Redeemable Preferred Stock, par value $0.0001 per share, of the Company (the “Series AA Preferred Stock” and such purchased shares, the “Series AA Preferred Shares”) and 1,750,000 shares of Series AAA Convertible Non-Redeemable Preferred Stock, par value $0.0001 per share, of the Company (the “Series AAA Preferred Stock” and such purchased shares, the “Series AAA Preferred Shares”). Each Series AA Preferred Share was convertible into 7.7 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), and each Series AAA Preferred Share was convertible into 135.1 shares of Common Stock.

The Company has been advised that, pursuant to a securities purchase agreement (the “September 2026 SPA”), on September 25, 2026, Mr. Lazar sold, in accordance with the rights afforded to Mr. Lazar in the Purchase Agreement, all of his interest and rights in 706,100 Series AA Preferred Shares and all of his interest and rights in 1,750,000 Series AAA Preferred Shares to the several purchasers party to such September 2026 SPA (each a “Purchaser” and, together, the “Purchasers”), in certain percentages set forth in the September 2026 SPA for an aggregate purchase price of $12,000,000 (the “Purchase Price”). Immediately prior to such sale, the Series AA Preferred Stock and the Series AAA Preferred Stock were converted into an aggregate of 241,861,970 shares of Common Stock.

Before the sale, Mr. Lazar may have been deemed to control the Company because of his holdings of Series AA Preferred Shares and Series AAA Preferred Shares. After the sale, Mr. Lazar holds approximately 3.1% of the outstanding Common Stock and, as a result, may no longer be deemed to control the Company.

Following the transaction, no Purchaser holds more than 9.99% of the fully diluted Common Stock outstanding. The Company has been advised that each Purchaser acquired its shares independently, and that the Purchasers have no agreement to act together to acquire, hold, vote or dispose of the Company’s securities. Accordingly, the Company does not believe that any single person or group has acquired control of the Company.

There were no arrangements or understandings between Mr. Lazar and the Purchasers with respect to the election of directors or other matters, other than with respect to the resignation of Avraham Ben-Tzvi as a member of the Board of Directors of the Company (the “Board”) and from all committees of the Board, and the appointment of William H. Crampton as a member of the Board and of the Audit and Compensation Committees of the Board.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On September 23, 2026, the Company received the resignation of Avraham Ben-Tzvi as a member of the Board and from all  committees of the Board, effective September 25, 2026. The resignation of Mr. Ben-Tzvi is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Director

On September 25, 2026, the Board appointed William H. Crampton to serve as a member of the Board.

The Board determined that Mr. Crampton satisfies all applicable independence and eligibility requirements for service on the Audit Committee and Compensation Committee of the Board. Effective September 25, 2026, Mr. Crampton was appointed to serve as a member of the Audit Committee and Compensation Committee of the Board.

William H. Crampton, age 63, has served as a CXO of Stealth Company, a company focused on low-carbon energy systems since February 2026, where he is responsible for business development. Since July 2024, he has also served as Vice President of Business Development of TO Viridi, a company focused on carbon sequestration and green hydrogen technologies. From July 2003 to June 2024, Mr. Crampton served as Co-Founder and Chief Executive Officer of TreasureBeam, where he led business development and consulting activities in the renewable energy sector. Prior to that, Mr. Crampton served as the Asia Pacific Regional Manager and Vice President, Eastern United States, of New Horizons Computer Learning Centers, a publicly traded company before going private, from 1996 to 2001, where he oversaw business operations and development activities across the United States and Asia-Pacific region. Mr. Crampton received a Certificate in Artificial Intelligence from the Massachusetts Institute of Technology in 2018, a Master of Arts degree in Anthropology from the University of Hawaii Manoa in 1992, a Master of Arts degree in East Asian Studies from the University of Illinois Urbana—Konan University Japan in 1990, and a Bachelor of Science degree in Business and Psychology from Bridgewater State University in 1986.

There are no arrangements or understandings between Mr. Crampton and any other person pursuant to which he was selected as a director, except for the arrangements described above.

There are no transactions involving Mr. Crampton requiring disclosure under Item 404(a) of Regulation S-K.

Effective as of September 25, 2026, the Compensation Committee granted William H. Crampton an initial restricted stock award of 301,205 shares of Common Stock under the Company’s 2018 Equity Incentive Plan (the “Plan”). The award will vest over three years from September 25, 2026, with one-third of the shares vesting on the first anniversary of that date and the remaining two-thirds vesting in eight equal quarterly installments thereafter, subject to Mr. Crampton’s continued service as a director and the terms of the Plan and the Company’s standard form of restricted stock award agreement for non-employee directors. The Company also authorized the execution of its standard form of indemnification agreement with Mr. Crampton.

Retention Bonus

On September 25, 2026, the Compensation Committee of the Board approved a cash bonus in an aggregate amount of $150,000 (the “Retention Bonus”) to David E. Lazar in connection with Mr. Lazar’s continued leadership as the Company’s Chief Executive Officer and Interim Chief Financial Officer through the date on which the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 with the Securities and Exchange Commission (the “SEC”) (the “Retention Date”). The Retention Bonus is payable pursuant to a retention letter, dated September 29, 2026, between the Company and Mr. Lazar (the “Retention Letter”) as follows: (i) a $75,000 lump sum payment on September 30, 2026, and (ii) a $75,000 lump sum payment within five (5) business days following the Retention Date. If Mr. Lazar is terminated prior to the Retention Date, by the Company without cause or due to death or disability, then the Company will pay any portion of the Retention Bonus not previously paid to him (or to his estate) within three (3) business days. If Mr. Lazar terminates his services with the Company prior to the Retention Date, the Company has no obligation to pay him the remainder of the Retention Bonus.

The foregoing description of the Retention Bonus does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Letter, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2026, the Company entered into a contingent value rights agreement (the “CVR Agreement”), and, pursuant to and in accordance with the CVR Agreement, on September 28, 2026, the Company issued a formal notice to holders (the “Cash Payment Notice”) of contingent value rights (“CVRs”) regarding a cash payment of approximately $0.9936 per CVR to be distributed on or about October 2, 2026 (the “CVR Payment”).

The foregoing description of the CVR Payment does not purport to be complete and is qualified in its entirety by reference to the full text of the Cash Payment Notice, a copy of which is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Retention Letter, dated September 29, 2026, by and between Aterian, Inc. and David E. Lazar
99.1	CVR Cash Payment Notice for Distribution to Holders of Contingent Value Rights, dated September 28, 2026
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.
Date: September 29, 2026
By: /s/ David E. Lazar
Name: David E. Lazar
Title: Chief Executive Officer